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                                                                     EXHIBIT 4.2

                      1993 INCENTIVE STOCK OPTION PLAN OF

                             SECURITY CORPORATION

                            DATED JANUARY 20, 1993



     1.     DEFINITIONS

     1.1 "Plan" means the 1993 Incentive Stock Option Plan of Security Corporation.

     1.2 "Committee" means the Stock Option Committee of the Board of Directors of the Company.

     1.3 "Company" means the Security Corporation, an Oklahoma Corporation, and its subsidiaries.

     1.4 "Employees" means persons (including officers, regardless of whether they are also directors) employed by the Company, or a subsidiary thereof, on a fulltime basis and who are compensated for such employment by a regular salary.

     1.5 "Common Stock" means shares of Common Stock of Security Corporation having a par value of five dollars ($5.00) per share.

     1.6 "Option" means the option to purchase shares of Common Stock granted pursuant to the Plan.

     1.7 "Participant" means an eligible employee as described in paragraph 4 hereof, who accepts an Option, or the estate, personal representative or beneficiary thereof having the right to exercise an Option pursuant to the provisions of any such Option.

     2. PURPOSE. The purpose of the Plan is to provide key employees with a proprietary interest in the Company through the granting of Options to purchase shares of Common Stock in order to:

     (a) Increase the interest in the Company's welfare of those key employees who share primary responsibility for the management, growth and protection of the business of the Company.
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     (b)    Furnish an incentive to such employees to continue their services for the Company; and

     (c) Provide a means through which the Company may attract able persons to enter its employment.

     3.     ADMINISTRATION

     3.1 The Stock Option Committee shall consist of not less than three (3) members of the Board of Directors of the Company and members thereof shall serve at the pleasure of the Board of Directors of the Company. Voting members of the Committee are not eligible to participate under the Plan during such service.

     3.2 The Plan shall be administered by the Committee which shall, among other things, interpret the Plan, prescribe such rules, regulations and procedures and take or cause to be taken such additional actions in connection with the operation of the Plan as the Committee shall deem necessary or advisable for the administration of the Plan. The Committee may from time to time, rescind, amend and modify its rules and regulations.

     4.     ELIGIBILITY

     4.1 The Committee may, from time to time, select particular employees from among those key employees of the Company, or any subsidiary of the Company, to whom Options are to be granted and upon the grant of such Options, the selected employees shall become Participants in the Plan.

     4.2 Participants must continue to be employees of the Company or any subsidiary of the Company from the date of the grant until three (3) months prior to the date of the option exercise; provided, however, in case termination of employment is by reason of disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1954, as amended, such disabled Participant must continue to be an employee of the Company or any subsidiary of the Company from the date of the grant until one (1) year prior to the date of the option's exercise.
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     4.3    No Stock Option shall be granted to any person who is not eligible to receive "Incentive Stock Options" as provided in the Internal Revenue Code of 1954, as amended.

     4.4 No Option shall be granted to an employee, who at the time of the grant of such Option, owned stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary of the Company.

     4.5 Participants may be granted more than one Option under the Plan and the grant of an Option will not affect any outstanding Option previously granted to a Participant under the Plan.

     5.     NUMBER OF SHARES AVAILABLE FOR OPTIONS

     5.1 The Shares of Common Stock subject to Options granted pursuant to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. Shares that by reason of the expiration of an option, or for any other reason, are no longer subject to purchase pursuant to an Option granted under the Plan, and shares from time to time rendered in payment of the exercise price of Options, may be made subject to additional Options granted pursuant to the Plan.

     5.2 The maximum aggregate number of shares of Common Stock that may be issued from time to time pursuant to the exercise of Options granted pursuant to the Plan shall be fifty thousand (50,000). The Committee may adjust such number and the exercise price of Options granted hereunder to effect a change in capitalization of the Company, such as a stock dividend, stock split, reverse stock split, share combination, exchange of shares, merger, consolidation, reorganization, liquidation, or the like, of or by the Company.

     5.3 If any outstanding Option for any reason expires or is terminated prior to the expiration date of the Plan, the shares of Common Stock allocable to the unexercised portion thereof may again be offered under the Plan.

     6. THE GRANT OF OPTIONS. Options granted hereunder shall be evidenced by written stock option agreements containing such terms and provisions as are recommended and approved from time to time by the Committee but subject to and not more favorable than the
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terms of the Plan. The Committee may, from time to time, require additional terms which the Committee deems necessary or advisable. The Company shall execute stock option agreements upon instruction from the Committee.

     7. MAXIMUM AMOUNT OF STOCK SUBJECT TO OPTIONS. The aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under all such plans of the Company) shall not exceed one hundred thousand dollars ($100,000.00).

     8. OPTION EXERCISE PRICE. The purchase price of Common Stock subject to an Option granted pursuant to the Plan shall be determined by the Committee on the date of the grant. The price shall not be less than the greater of:

     (a) The fair market value of the Common Stock on the date of the grant of the option;

            or

     (b) The par value of the Common Stock subject to the option. The Committee shall determine the fair market value of the Common Stock on the date of the grant and shall set forth the determination in its minutes. The fair market value of the Common Stock shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

     9.     EXERCISE OF OPTION

     9.1 The term of each Option shall not be more than ten (10) years from the date of the granting hereof.

     9.2 An Option may be exercised in installments as may be determined by the Committee at the date of the grant.

     9.3 An Option may not be exercised, nor may shares be issued pursuant to the exercise of an Option if any requisite action, approval or consent of any governmental authority of any kind having jurisdiction over the exercise of the Option shall not have been taken or granted.

     10.    PAYMENT
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     10.1   Full payment for shares purchased upon the exercise of an Option shall be made at the time of exercise. No shares shall be issued until full payment has been made and a Participant shall have none of the rights of a stockholder until shares are issued to him. Any federal, state or local taxes required to be paid or withheld at the time of exercise shall also be paid or withheld in full prior to any delivery of shares upon exercise.

     10.2 Payment may be made in cash, shares of Common Stock then owned by the Participant, or in any other form of valid consideration or a combination of any of the foregoing as required by the Committee in its discretion. Shares tendered in payment of the exercise price of any options may be reissued to the Participant who tendered the shares as part of the shares issuable upon exercise of other Options granted from time to time pursuant to the Plan.

     11. TIME OF GRANTING OF OPTION. The grant of an Option pursuant to the Plan shall occur only when a written option agreement shall have been duly executed and delivered by or on behalf of the Company to the Participant. Such Option shall not be effective unless granted within ten (10) years from the date this Plan is adopted by the Board of Directors of the Company or the date this Plan is approved by the stockholders of the Company, whichever is earlier.

     12. NON-TRANSFERABILITY OF OPTIONS. Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and may not be exercised during the lifetime of the Participant except by such participant.

     13. RIGHTS IN THE EVENT OF DEATH OF PARTICIPANT. If a Participant dies prior to termination of his rights to exercise an Option in accordance with the provisions of the option agreement without having exercised his Option as to all shares covered thereby, the Option may be exercised to the extent of the shares with respect to which the Option could have been exercised on the date of the Participant's death by the Participant's estate or a person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Participant, provided the period during which the Option may be so exercised shall not continue beyond ten (10) years from the date of grant of the Option or one (1) year from the date of the
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Participant's death, whichever date comes first.

     14. NOTICE UPON DISPOSITION. Participants shall immediately notify the Company upon sale of any Common Stock acquired pursuant to the exercise of an Option granted under the Plan if such sale shall occur within two (2) years from the date of the grant of the Option, or one year from the date of the exercise of the Option.

     15. STOCK PURCHASED FOR INVESTMENT. At the discretion of the Committee, any option agreement may provide that the Option holder shall, by accepting an Option, represent and agree on behalf of himself and his transferees by will or the laws of descent and distribution that all shares of Common Stock purchased upon the exercise of the Option will be acquired for investment and not for resale or distribution, and that upon each exercise of any portion of an Option, the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares are being acquired in good faith and for investment and not for resale or distribution. A "restrictive legend" will be affixed to all share certificates issued upon exercise of an option granted pursuant to the Plan.

     16. TERMINATION OF OPTION RIGHTS AND AWARDS. The Committee may provide for the termination of Options granted hereunder in the case of a Participant's termination of employment with the Company for the cause of defalcation, theft, embezzlement, falsification of records with intent to defraud or any act involving moral turpitude or crime constituting a felony. Upon such termination of employment, the Participant's rights to exercise any Options granted pursuant to the Plan shall cease.

     17. AMENDMENT OR DISCONTINUATION. The Plan may be amended, altered or discontinued by the Board of Directors of the Company without the approval of the stockholders, except:

     (a) The Board of Directors shall not have the power or authority to change the employees or class of employees who are eligible to participate or the aggregate number of shares which may be issued pursuant to the exercise of the Options;
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     (b)    The Board of Directors shall not have the power or authority to withdraw the administration of the Plan from the Committee;

     (c) The Board of Directors shall not have power or authority to decrease the minimum option price, extend the maximum option period or extend the term of the Plan;

     (d) The Board of Directors shall not have the power or authority to adversely affect any rights previously granted to any Participant thereunder, nor will the termination of the Plan affect benefits theretofore granted to any participant.

     In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, Securities and Exchange Commission, National Association of Securities Dealers, Inc., any stock exchange upon which the Common Stock is listed for trading or other governmental or quasi-governmental agency having jurisdiction over the Company, its Common Stock or the Plan requires the Plan to be amended, the plan will be amended at the time and all Options then outstanding will be subject to such amendment.

     18. QUALIFICATIONS. All provisions of Section 422 of the Internal Revenue Code of 1954, as amended, and all other applicable provisions of the Internal Revenue Code and regulations thereunder that are required in order to qualify the Options as Incentive Stock Options are incorporated by reference herein to the extent not already contained herein and in each Option issued pursuant to the provisions hereof.

     19. TERMINATION. Unless sooner terminated by action of the Board of Directors of the Company, the Plan shall terminate on January 20, 2003, and no Options may be granted pursuant to the Plan after such date.

     20. EFFECTIVENESS. The Plan shall not be effective until approved at the next regular or special meeting of the Company's stockholders and will be effective immediately upon said approval.